UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Bank of the Carolinas Corporation (the “Company”) originally filed with the Securities and Exchange Commission on December 9, 2014. The sole purpose of this amendment is to disclose the Company’s determination with respect to the frequency of future non-binding shareholder advisory votes on executive compensation, also known as “say on pay” votes. No other changes have been made to the original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2014, at the Company’s annual meeting of shareholders, the Company’s shareholders voted on, among other matters, an advisory proposal on the frequency with which the Company will hold an advisory vote on the compensation of the Company’s named executive officers. As previously reported in the Current Report on Form 8-K filed on December 9, 2014, the shareholders recommended, on an advisory basis, that the Company include a shareholder advisory vote on executive compensation in the Company’s proxy materials once every three years. This result was consistent with the recommendation of the Company’s board of directors. In consideration of the shareholder advisory vote, the board of directors has determined that the Company will hold a say on pay vote once every three years until the next vote on the frequency of say on pay votes is required or until the board determines that a different frequency for say on pay votes is in the best interests of the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: December 23, 2014

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